Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Hill International, Inc. (the “Company”) of our report dated March 31, 2006 (which contains an explanatory paragraph regarding the Company's ability to continue as a going concern), relating to the financial statements of Hill International, Inc. as of December 31, 2005 and January 1, 2005, and for each year of the three years in the period ended December 31, 2005.

/s/ AMPER, POLITZINER & MATTIA P.C.

AMPER, POLITZINER & MATTIA P.C.
Edison, New Jersey

November 10, 2006